Exhibit H
EXECUTION COPY
TRIANGLE CAPITAL CORPORATION
1,200,000 Shares of Common Stock
UNDERWRITING AGREEMENT
April 22, 2009
Morgan Keegan & Company, Inc,
BB&T Capital Markets
     (a division of Scott & Stringfellow, LLC)
RBC Capital Markets Corporation
c/o Morgan Keegan & Company, Inc.
50 North Front Street
Memphis, TN 38103
Ladies and Gentlemen:
     Each of Triangle Capital Corporation, a corporation established under the laws of Maryland (the “Company”) and Triangle Mezzanine Fund, LLLP, a limited liability limited partnership established under the laws of North Carolina (the “Fund” and, collectively with the Company, the “Triangle Entities”), confirm their agreement with Morgan Keegan & Company, Inc. (“Morgan Keegan”), BB&T Capital Markets, a division of Scott & Stringfellow, LLC (“BB&T”) and RBC Capital Markets Corporation (“RBC”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Company of a total of 1,200,000 shares of common stock, par value $0.001 per share (the “Initial Securities”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Schedule A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 180,000 additional shares to cover over-allotments, if any (the “Over-Allotment Securities”). The Initial Securities and Over-Allotment Securities are hereinafter called, collectively, the “Securities.” Certain terms used in this Agreement are defined in Section 17 hereof.
     The Triangle Entities understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.
     The Company has prepared and filed, pursuant to the 1933 Act, with the Commission a registration statement on Form N-2 (File number 333-151930), which registers the offer and sale of common stock, par value $0.001 per share, of the Company to be issued from time to time by the Company, including the Securities. The Company filed a Form N-54A “Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act Filed Pursuant to Section 54(a) of the 1940 Act” (File number 814-00733) with the Commission on November 3, 2006, under the 1940 Act.
     The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective (or is deemed effective pursuant to Rule 430A or Rule 430C), including the Rule 430A Information, any Rule 462(b) Registration Statement, and any post-effective amendment thereto, is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement at the time it became effective is hereinafter referred to as the “Base Prospectus.” The Base Prospectus and any prospectus or prospectus supplement that omitted the Rule 430A Information and was used prior to the execution and delivery of this Agreement and filed pursuant to Rule 497, is herein called the “Preliminary Prospectus.”

     The Company has prepared and will file with the Commission in accordance with Rule 497, a prospectus supplement (the “Prospectus Supplement”) supplementing the Base Prospectus in connection with the offer and sale of the Securities. The Base Prospectus and Prospectus Supplement filed with the Commission pursuant to Rule 497 (including the information, if any, deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A or Rule 430C) are hereinafter referred to collectively as the “Prospectus.”
     The Preliminary Prospectus, together with the information set forth on Schedule B hereto (which information the Underwriters have informed the Company is being conveyed orally by the Underwriters to prospective purchasers at or prior to the Underwriters’ confirmation of sales of the Securities in the public offering) is hereinafter referred to as the “Disclosure Package.”
     Section 1. Representations and Warranties.
     (a) Representations and Warranties by the Triangle Entities. Each of the Triangle Entities represents and warrants, jointly and severally, to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time referred to in Section 2(c) hereof, and as of each Option Closing Time (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:
          (1) Compliance with Registration Requirements. (i) The Securities have been duly registered under the 1933 Act and in compliance with the 1940 Act pursuant to the Registration Statement. The Company meets the requirements for use of Form N-2 under the 1933 Act. The Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Prospectus has been issued, and no proceedings for any such purpose, have been instituted or are pending or, to a Triangle Entity’s knowledge, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect thereto has been complied with.
               (ii) At the respective times the Registration Statement, and any post-effective amendment thereto, became effective, at the Closing Time and as of each Option Closing Time (if any), the Registration Statement, and all amendments and supplements thereto, complied and will comply in all material respects with the requirements of the 1933 Act and the 1940 Act, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Time and as of each Option Closing Time (if any), included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Underwriter for use in the Registration Statement or Prospectus, it being understood and agreed that the only such information furnished to the Company in writing by the Underwriters consists of the information described in Section 6(c) hereof.
               (iii) The Disclosure Package as of the Applicable Time does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter or its representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters to the Company consists of the information described in Section 6(c) hereof.
               (iv) The Preliminary Prospectus when first filed under Rule 497 and as of its date complied in all material respects with the 1933 Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), was substantially identical to the copy thereof delivered to the Underwriters for use in connection with this offering. The Prospectus when first filed under Rule 497 and as of its date will comply in all material respects with the 1933 Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the Underwriters for use in connection with this offering.

               (v) The Company’s registration statement on Form 8-A under the 1934 Act is effective.
          (2) Independent Registered Public Accounting Firm. Ernst & Young LLP, who audited the financial statements and supporting schedules, if any, included in the Registration Statement, the Preliminary Prospectus and the Prospectus is an independent registered public accounting firm as required by all applicable provisions of the 1933 Act and the 1934 Act and the rules and regulations of the Public Company Accounting Oversight Board.
          (3) Financial Statements. The consolidated financial statements of the Company included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly the consolidated financial position of the Company at the dates indicated and the consolidated results of operations and consolidated cash flows of the Company for the periods specified; and all such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1940 Act, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The other financial and statistical information and data included in the Registration Statement, the Disclosure Package and the Prospectus are accurately derived from such consolidated financial statements and the books and records of the Triangle Entities and have been compiled on a basis consistent with the consolidated financial statements included in the Registration Statement.
          (4) Expense Summary. The information set forth in the Prospectus in the Fee and Expenses Table has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.
          (5) No Material Adverse Change. Since the respective dates as of which information is given in the Disclosure Package and the Prospectus, except as otherwise stated therein, there has not been (A) any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, (B) any transaction entered into by either Triangle Entity that is material with respect to such Triangle Entity other than in the ordinary course of its business as described in the Disclosure Package and the Prospectus, (C) any liability or obligation, direct, indirect or contingent (including any off-balance sheet obligations), incurred by a Triangle Entity, that is material to such Triangle Entity, and (C) any dividend or distribution of any kind declared, paid or made by a Triangle Entity on any class of its capital shares.
          (6) Good Standing. (i) The Company has been duly incorporated, is validly existing as a corporation under the laws of Maryland and is in good standing under the laws of Maryland, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement and the Material Agreements (as hereinafter defined); and the Company is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except for such jurisdictions where failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. The Articles of Incorporation of the Company, as amended to date, are in full force and effect.
               (ii) The Fund has been duly organized, is validly existing as a limited liability limited partnership under the laws of North Carolina and is in good standing under the laws of North Carolina and the provisions of the North Carolina Revised Uniform Limited Partnership Act, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement and the Material Agreements; and the Fund is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except for such jurisdictions where failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. The Limited Partnership Agreement of the Fund, as amended to date, is in full force and effect.
               (iii) The General Partner has been duly organized, is validly existing as a limited liability limited company and is in good standing under the laws of North Carolina, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and the General Partner is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except for such jurisdictions where the failure to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.
          (7) Subsidiaries; Portfolio Companies. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) 100% of the equity interests of the Fund and the General Partner, (ii) those corporations and other entities described in the Preliminary Prospectus and the Prospectus under the caption “Portfolio Companies” (each, a “Portfolio Company”) or (iii) as disclosed under Item 28 of the Registration Statement. The Company or the Fund has duly authorized and executed enforceable agreements with respect to the investments described in the Preliminary Prospectus and the Prospectus under the caption “Portfolio Companies.”
          (8) Business Development Company Status. Each Triangle Entity has duly elected to be regulated as a business development company (“BDC”) under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “BDC Election”). At the time each such BDC Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act, and (ii) did not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading. Neither Triangle Entity has filed with the Commission any notice of withdrawal of such BDC Election pursuant to Section 54(c) of the 1940 Act. Each BDC Election remains in full force and effect and, to each Triangle Entity’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The composition of the Company’s board of directors and the operations of each Triangle Entity are in compliance in all material respects with the provisions of the 1940 Act, including the provisions applicable to business development companies.
          (9) Officers and Directors. Except as disclosed in the Disclosure Package and the Prospectus, no person is serving or acting as an officer, director or investment advisor of either Triangle Entity except in accordance with the applicable provisions of the 1940 Act. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no director of a Triangle Entity is (i) an “interested person” (as defined in the 1940 Act) of such Triangle Entity or (ii) an “affiliated person” (as defined in the 1940 Act) of any Underwriter. The Company has a majority of “independent” directors as required by the 1934 Act and the rules and regulations of the Nasdaq. For purposes of this Section 1(a)(9), each Triangle Entity shall be entitled to reasonably rely on representations from such officers and directors.
          (10) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and in the Prospectus. All issued and outstanding shares of common stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable (except as described in the Registration Statement and the Prospectus) and have been offered and sold or exchanged in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of common stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. All issued and outstanding interests of the Fund are owned directly or through a wholly owned subsidiary by the Company, free and clear of all liens, security interests, encumbrances, equities or claims. No shares of preferred stock of the Company have been designated, offered, sold or issued, and no shares of preferred stock are currently outstanding. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, if any, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.
          (11) Authorization and Description of Securities. The Securities to be sold pursuant to this Agreement have been duly authorized by the Board of Directors of the Company consistent with the authorization of the Company’s stockholders adopted on May 7, 2008 (the “Shareholder Resolutions”), and as required by the Company’s Organizational Documents and the 1940 Act, which authorization is in full force and effect and in accordance with Section 23(b) of the 1940 Act (subject to the provisions applicable to BDCs under, and pursuant to, Section 63 of the 1940 Act) and such Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-

assessable (except as described in the Registration Statement). The Securities conform to all statements relating thereto contained in the Disclosure Package and the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same, to the extent such rights are set forth; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.
          (12) Material Agreements. Each material agreement required to be described in the Disclosure Package and Prospectus has been filed with the Commission (each such agreement, a “Material Agreement” and collectively, the “Material Agreements”) and has been accurately and fully described in all material respects. Neither Triangle Entity has sent or received notice of, or otherwise communicated or received communication with respect to, termination of any Material Agreement, nor has any such termination been threatened by any person. Neither Triangle Entity is a party to any employment agreements.
          (13) Power and Authority. Each of the Triangle Entities has full power and authority to execute, deliver and perform this Agreement.
          (14) Authorization of Agreements. This Agreement and the Material Agreements have each been duly authorized by all requisite action on the part of the applicable Triangle Entity, executed and delivered by such Triangle Entity, as of the dates noted therein, and complies in all material respects with all applicable provisions of the 1940 Act. Assuming due authorization, execution and delivery by the other parties thereto, each such agreement constitutes a valid and binding agreement of such Triangle Entity, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of such Triangle Entity’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
          (15) Absence of Defaults and Conflicts. Neither Triangle Entity is (i) in violation of its Organizational Documents or bylaws, each as amended from time to time, (ii) in breach or default in the performance or observance of any obligation or the terms of any indenture, contract, lease, mortgage, declaration of trust, note agreement, loan or credit agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it may be bound or to which its property or assets is subject (collectively, “Agreements and Instruments”) or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to either of the Triangle Entities or of any decree of the Commission, any state securities commission, any foreign securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Triangle Entity, except, with respect to clauses (ii) or (iii), to the extent that such breaches, defaults or violations would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.
          (16) Non-Contravention. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”), and compliance by the Triangle Entities with their obligations hereunder have been duly authorized by all necessary corporate action, have been effected in accordance with Section 23(b) of the 1940 Act (applicable to business development companies pursuant to Section 63 thereof) and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default or Repayment Event (as defined herein) under, the Agreements and Instruments or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of a Triangle Entity pursuant to the terms of the Agreements and Instruments (except to the extent that such breaches, defaults or creations or impositions would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect), (ii) result in any violation of the provisions of the Organizational Documents or bylaws of either Triangle Entity, each as amended from time to time, or (iii) result in any violation of any statute, law, rule, regulation, filing, judgment, order, injunction, writ or decree applicable to the Triangle Entity or any of its assets, properties or operations (except to the extent that such violations would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by a Triangle Entity, as applicable.
          (17) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental, regulatory or self-regulatory agency or body, domestic or foreign, now pending, or, to the knowledge of either Triangle Entity, threatened, against or affecting either of the Triangle Entities that is required to be disclosed in the Disclosure Package and the Prospectus (other than as disclosed therein), or that could reasonably be expected to result in a Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets of either of the Triangle Entities or the consummation of the transactions contemplated in this Agreement or the performance by either Triangle Entity of its obligations under this Agreement or the Material Agreements. The aggregate of all pending legal or governmental proceedings to which the either of the Triangle Entities is a party or of which any of their respective property or assets is the subject that are not described in the Disclosure Package or the Prospectus or filed as an exhibit to the Registration Statement, including ordinary routine litigation incidental to the business of the Triangle Entities, could not reasonably be expected to result in a Material Adverse Effect.
          (18) Accuracy of Descriptions and Exhibits. The statements set forth under the headings “Capitalization,” “Risk Factors,” “Business Development Company and Regulated Investment Company Elections,” “Description of Capital Stock,” “Regulation” and “Material U.S. Federal Income Tax Considerations” in the Preliminary Prospectus and the Prospectus, and in Item 30 of the Registration Statement, insofar as such statements purport to summarize certain provisions of the 1940 Act, Maryland law, the SBA Regulations (as defined herein), the shares of common stock, the Company’s Articles of Incorporation, bylaws, United States federal income tax law and regulations or legal conclusions with respect thereto, fairly and accurately summarize such provisions in all material respects; all descriptions in the Registration Statement, the Disclosure Package and the Prospectus of any Triangle Entity documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits thereto that are not so described or filed as required by the applicable provisions of the 1933 Act or the 1940 Act; provided, however, that the Company will file this Agreement in a post-effective amendment to the Registration Statement pursuant to Rule 462(d).
          (19) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign is necessary or required for the performance by the Triangle Entities of their obligations under this Agreement in connection with the offering, issuance, sale or delivery of the Securities hereunder, or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained under the 1933 Act, the 1940 Act and the 1934 Act, or as may be required under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) and Nasdaq or state securities laws.
          (20) Possession of Licenses and Permits. Each Triangle Entity has such licenses, permits, approvals, consents and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its property and to conduct its business in the manner described in the Disclosure Package and the Prospectus. Each Triangle Entity is in compliance with the terms and conditions of all such permits and has fulfilled and performed all its material obligations with respect to such permits. All of the permits are valid and in full force and effect, neither Triangle Entity has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any permits, and no event has occurred which allows or, after notice or lapse of time, would allow, revocation, modification or termination thereof or result in any other material impairment of the rights of the Triangle Entities under any such permit, subject in each case to such qualification as may be set forth in the Disclosure Package and the Prospectus.
          (21) Small Business Investment Company Status. The Fund is licensed to operate as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (“SBA”). The Fund’s SBIC license is in good standing with the SBA and no adverse regulatory findings contained in any Examinations Reports prepared by the SBA regarding the Fund are outstanding or unresolved.

          (22) SBA Debentures. The Fund is eligible to sell securities guaranteed by the SBA in the amounts and on the terms described in the Disclosure Package and the Prospectus. The Fund is not in default under the terms of any debenture which it has issued to the SBA for guaranty by the SBA or any other material monetary obligation, and no event, which with the passage of time, notice or both has occurred, which would be a default or event of default thereunder.
          (23) Possession of Intellectual Property. The Triangle Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on their business as described in the Disclosure Package and the Prospectus. The expected expiration of any of rights to such Intellectual Property would not result in a Material Adverse Effect. The Triangle Entities have not received any notice or are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Triangle Entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. None of the Intellectual Property employed by the Triangle Entities has been obtained or is being used by the Triangle Entities in violation of any contractual obligation binding on either of the Triangle Entities or any of its officers, directors or employees or otherwise in violation of the rights of any person.
          (24) Distribution of Offering Material. The Triangle Entities have not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus and the Disclosure Package.
          (25) Absence of Registration Rights. Except as disclosed in the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt, equity or otherwise) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Triangle Entities under the 1933 Act or the 1940 Act. There are no persons with “tag-along rights” or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Company pursuant to this Agreement.
          (26) Nasdaq. The common stock of the Company is registered pursuant to Section 12(b) of the 1934 Act and is listed on the Nasdaq Global Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the common stock of the Company under the 1934 Act or delisting the common stock of the Company from the Nasdaq Global Market, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company has continued to satisfy, in all material respects, all Nasdaq listing requirements.
          (27) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Triangle Entities and their respective officers and directors in connection with letters, filings or other supplemental information provided to the FINRA pursuant to the FINRA’s conduct rules is true, complete and correct.
          (28) Tax Returns. Each of the Triangle Entities has filed all tax returns that are required to be filed and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Disclosure Package and the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of either of the Triangle Entities or the General Partner has not been finally determined. Neither Triangle Entity is aware of any tax deficiency that has been or might be asserted or threatened against the Triangle Entities or the General Partner that could result in a Material Adverse Effect.

          (29) Partnership Tax. At all times from the date of its formation until February 21, 2007, the Fund was treated as a partnership for federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation. As of and at all times from February 22, 2007, the Fund has been a disregarded entity for federal income tax purposes.
          (30) Subchapter M. The Company has been and is in compliance with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code. The Company will direct the investment of the net proceeds of the offering of the Securities and continue to conduct its activities in such a manner as to comply with the requirements of Subchapter M of the Code.
          (31) Insurance. The Triangle Entities maintain a joint directors and officers/errors and omissions insurance policy and fidelity bond as required by Rule 17g-1 under the 1940 Act, and each Triangle Entity and its subsidiaries are insured for reasonable amounts by such insurance companies and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance and fidelity are in full force and effect. Each Triangle Entity is in compliance with the terms of such policies and fidelity bonds in all material respects and there are no claims by either Triangle Entity under any such policies or fidelity bonds as to which any insurance company is denying liability or defending under a reservation of rights clause. The Triangle Entities have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.
          (32) Accounting Controls and Disclosure Controls. (i) Each Triangle Entity and its subsidiaries maintains a system of internal control over financial reporting (as such term is defined in the rules and regulations promulgated under the 1934 Act) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Triangle Entity and the applicable requirements of the 1940 Act and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and to maintain compliance with the applicable books and records requirements under the 1940 Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s auditors and the Audit Committee of the Board of Directors have been advised of (1) any known significant deficiencies in the design or operation of internal controls that could adversely affect the ability to record, process, summarize, and report financial data and (2) any known fraud, whether or not material, that involves management or other employees who have a role in the Company’s and the Fund’s respective internal control over financial reporting; and such deficiencies or fraud will not result in a Material Adverse Effect.
               (ii) The Triangle Entities’ internal control over financial reporting is effective and the Triangle Entities are not aware of any material weakness in their internal control over financial reporting.
               (iii) The Company has established and maintains disclosure controls and procedures (as such term is defined in the rules and regulations promulgated under the 1934 Act), which (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (B) will be evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company and (C) are effective to perform the functions for which they were established.
          (33) Compliance with the Sarbanes-Oxley Act. The Triangle Entities are in compliance with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Sections 302 and 906 related to certifications and Section 404.
          (34) Compliance with Laws. Each Triangle Entity (i) has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Triangle Entity, (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in a Material Adverse Effect and (iii) is conducting its business in compliance in all material respects with the requirements of the SBA and the 1940 Act.
          (35) Investment Adviser Status. Neither Triangle Entity nor the General Partner is currently subject to registration as an investment adviser under the Investment Advisers Act of 1940, as amended.
          (36) Absence of Stabilization. Neither Triangle Entity has taken, and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities, and neither Triangle Entity is aware of any such action taken or to be taken by any affiliates of such Triangle Entity. The Triangle Entities acknowledge that the Underwriters may engage in passive market making transactions in the Securities in accordance with Regulation M under the 1934 Act.
          (37) Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the Disclosure Package or the Prospectus is based on or derived from sources that the Triangle Entity believes to be reliable and accurate and all such data included in the Registration Statement, the Disclosure Package or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.
          (38) Advertisements. All advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by or at the direction of the Company for use in connection with the offering and sale of the Securities (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the rules and interpretations of the FINRA. No sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (39) Absence of Undisclosed Payments. To each Triangle Entity’s knowledge, neither the Triangle Entities nor any employee or agent of the Triangle Entities has made any payment of funds of the Triangle Entities or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Disclosure Package or the Prospectus.
          (40) Investments. Except for those limitations of general application provided in the 1940 Act, the SBA Regulations and the Code, there are no material restrictions, limitations or regulations with respect to the ability of the Triangle Entities to invest their assets as described in the Disclosure Package or the Prospectus.
          (41) No Material Relationships with the Underwriters. Except as disclosed in the Disclosure Package or the Prospectus, none of the Triangle Entities or the General Partner has any material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters.
          (42) Lock-Up Agreements. The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Schedule C hereto, from all directors and executive officers of each of the Triangle Entities.
          (43) Payment of Dividends. None of the Triangle Entities or their respective subsidiaries is currently prohibited, directly or indirectly, from paying any dividends, from making any other distribution on its capital stock or securities, from repaying any loans or advances or from transferring any of its property or assets, except as described in Disclosure Package and the Prospectus and as may be limited by SBA Regulations of general applicability.
          (44) Environmental. Each of the Triangle Entities (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants with respect to any property owned, leased, managed or operated by any Triangle Entity (“Environmental Laws”), (ii) has received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, result in a Material Adverse Effect. None of the Triangle Entities nor their respective subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
          (45) ERISA. Each of the Triangle Entities and its subsidiaries are in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) ERISA) for which such Triangle Entity or any subsidiary would have any liability. Such Triangle Entity and its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code. Each “pension plan” for which the any Triangle Entity or any subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.
          (46) Anti-Money Laundering, Foreign Corrupt Practices Act Compliance. The operations of the Triangle Entities are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, also known as the Bank Secrecy Act, the USA Patriot Act, the money laundering statues of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity having jurisdiction over the Triangle Entities (collectively, the “Money Laundering Laws”) and no proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any Triangle Entity with respect to the Money Laundering Laws is pending or, to the knowledge of either Triangle Entity, threatened. Neither Triangle Entity, or, to the knowledge of either Triangle Entity, any director, officer, partner, manager, agent, employee or affiliate of either Triangle Entity has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) made any payment of funds to either Triangle Entity or received or retained funds in violation of any such law, rule or regulation.
          (47) No Brokers or Finders. There is no broker, finder or other party that is entitled to receive from the Company or the Fund any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
          (48) FINRA Affiliations. To the knowledge of either Triangle Entity, there are no affiliations or associations (as such terms are defined by the FINRA) between any member of the FINRA and any of the Company’s directors and officers, except for Sherwood Smith, as previously disclosed to the Underwriters. For purposes of this Section 1(a)(48), the Company shall be entitled to reasonably rely on representations from such officers and directors.
          (49) OFAC. Neither of the Triangle Entities or any of their subsidiaries or, to the knowledge of either Triangle Entity, any director, officer, agent, employee of either of the Triangle Entities (in their capacities as such) or affiliate of either Triangle Entity or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

     (b) Officers’ Certificates. Any certificate signed by any officer of a Triangle Entity and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such Triangle Entity to each Underwriter as to the matters covered thereby.
     Section 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the amount of Initial Securities set forth in Schedule A opposite such Underwriter’s name, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
     (b) Over-Allotment Securities. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 180,000 Over-Allotment Securities at the same price per share as the Underwriters shall pay for the Initial Securities. Said option may be exercised only to cover over-allotments in the sale of the Initial Securities by the Underwriters. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon notice by the Underwriters to the Company setting forth the number of shares of the Over-Allotment Securities as to which the several Underwriters are exercising the option and the settlement time and date. The number of Over-Allotment Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Over-Allotment Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Initial Securities, plus any additional number of Over-Allotment Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares. Any such time and date of delivery (an “Option Closing Time”) shall be determined by you, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.
     (c) Payment. Payment of the purchase price for, and delivery of certificates, if any, for the Initial Securities shall be made at the offices of Jones Day, 1420 Peachtree Street, N.E., Suite 800, Atlanta, Georgia 30309, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. (Eastern time) on April 27, 2009 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called “Closing Time”).
     In addition, in the event that any or all of the Over-Allotment Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates, if any, for, such Over-Allotment Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Option Closing Time as specified in the notice from the Underwriters to the Company.
     Delivery of the Securities shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account designated by the Company. Delivery of the Initial Securities and the Over-Allotment Securities shall be made through the facilities of The Depository Trust Company, unless the Underwriters shall otherwise instruct. Morgan Keegan, BB&T and RBC, each individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Over-Allotment Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Option Closing Time, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) Denominations; Registration. Certificates for the Initial Securities and the Over-Allotment Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Option Closing Time, as the case may be. The certificates, if any, for the Initial Securities and the Over-Allotment Securities, if any, will be made available for examination and packaging by the Underwriters in Memphis, Tennessee not later than noon (Eastern time) on the business day prior to the Closing Time or the relevant Option Closing Time, as the case may be.
     Section 3. Covenants of the Triangle Entities. The Triangle Entities, jointly and severally, covenant with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Triangle Entities, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or the Prospectus, any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) if either Triangle Entity becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings required by Rule 497 and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Triangle Entities will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting or withdrawal thereof at the earliest possible moment.
     (b) Filing of Amendments. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus or will furnish the Underwriters with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall object.
     (c) Delivery of Registration Statements. At the request of the Underwriters, the Company will furnish or deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters, during the time period when the Underwriters are required to deliver the Prospectuses. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the documents constituting the Disclosure Package prepared on or after the date of this Agreement and the Prospectus (and any amendments or supplements thereto) as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters is or will be, as the case may be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. Each Triangle Entity will comply with the 1933 Act and the 1940 Act (including the requirements for qualification as a BDC) so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Triangle Entities, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1940 Act, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.
     (f) Amendments or Supplements to the Disclosure Package. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will promptly notify the Underwriters so that any use of the Disclosure Package may cease until it is amended or supplemented (at the sole cost and expense of the Company).
     (g) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the foregoing shall not apply to the extent that the securities are “covered securities” that are exempt from state regulation pursuant to Section 18 of the 1933 Act. Notwithstanding the foregoing, the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (h) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to their securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.” The proceeds will not be used by either Issuer to purchase, hold or carry margin securities as defined in, or in violation of, Board of Governors of the Federal Reserve System Regulations T, U or X.
     (j) Listing. The Company will use its reasonable best efforts to cause the Securities to be duly authorized for listing by Nasdaq prior to the date the Securities are issued.
     (k) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), the Triangle Entities will not, without the prior written consent of the Underwriters, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option, rights or warrant to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of common stock of the Company or any securities convertible into or exercisable or exchangeable for common stock of the Company or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock of the Company, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of common stock of the Company or such other securities, in cash or otherwise. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Triangle Entities occurs, or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, then the Lock-Up Period shall automatically be extended and the restrictions imposed by this Section 3(k) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Underwriters waive, in writing, such extension. The restrictions in this Section shall not apply to (1) the Securities to be sold hereunder or (2) common stock issued or, for avoidance of doubt, purchased in the open market pursuant to the Company’s dividend reinvestment plan or in connection with grants awarded under the Company’ Amended and Restated 2007 Equity Incentive Plan, in each case in the ordinary course consistent with past practice.
     (l) Reporting Requirements. The Triangle Entities, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the 1940 Act or the 1934 Act within the time periods required by the 1933 Act, the 1940 Act, the 1934 Act and the rules and regulations of the Commission thereunder.
     (m) Entity Taxation. The Company will comply with the requirements of Subchapter M of the Code to continue to qualify as a regulated investment company under the Code.
     (n) Absence of Stabilization. The Triangle Entities will not take, directly or indirectly, any action designed to cause or result in, or that would constitute or may reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (o) Continued Compliance with SBA Requirements. The Fund will continue to comply with the requirements for qualification as an SBIC, which is eligible to borrow from the SBA as described in the Prospectus.
     Section 4. Payment of Expenses.
     (a) Expenses. The Triangle Entities will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and of each amendment thereto, (ii) the preparation, filing, printing and delivery to the Underwriters of such documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of Triangle Entities’ Counsel (as hereinafter defined), the independent registered public accounting firm and any other advisors to the Triangle Entities, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and fees in connection with the preparation of any Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of any Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees of the Commission and any state agency with respect to the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on Nasdaq, (xii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA, and (xiii) all other Triangle Entity costs and expenses incident to the performance by the Triangle Entities of their obligations hereunder.
     (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a) hereof, the Triangle Entities, jointly and severally, agree that they shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     Section 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder shall be subject to the accuracy of the representations and warranties of the Triangle Entities contained in Section 1 hereof as of the Applicable Time, the Closing Time and any Option Closing Time pursuant to Section 4 hereof, to the accuracy of the statements of the Triangle Entities made in any certificates delivered pursuant to the provisions hereof, to the performance by the Triangle Entities of their respective covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall be effective and at the Closing Time (or the applicable Option Closing Time, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order objecting to its use shall have been issued, no proceedings with respect to either shall have been initiated or, to the knowledge of counsel to the Underwriters and Triangle Entities’ Counsel, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied or waived with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).
     (b) Opinions of Triangle Entities’ Counsel. At the Closing Time, the Underwriters shall have received the favorable opinions, dated as of the Closing Time, of Bass, Berry & Sims PLC, Venable LLP, special Maryland counsel, Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., special North Carolina counsel, and Pepper Hamilton LLP, special counsel with regard to SBA-related matters (collectively, “Triangle Entities’ Counsel”), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to such further effect as counsel to the Underwriters may reasonably request.
     (c) Opinion of Counsel for the Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Jones Day, counsel for the Underwriters.
     (d) Closing Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any event that would have a Material Adverse Effect, and, at the Closing Time, the Underwriters shall have received certificates of the Chief Financial Officer or Chief Accounting Officer of the Company and the General Partner, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Triangle Entities in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Triangle Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration, has been issued and no proceedings for any such purpose have been instituted or are pending or contemplated by the Commission.
     (e) Independent Registered Public Accounting Firm’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
     (f) Bring-down Comfort Letter. At the Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter dated as of the Closing Time, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
     (g) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on Nasdaq, subject only to official notice of issuance.
     (h) No Objection. Prior to the date of this Agreement, the FINRA shall have confirmed in writing that it has raised no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (i) Lock-Up Agreements. The Company shall have procured for the benefit of the Underwriters lock-up agreements, in the form of Schedule C attached hereto, from all directors and executive officers of each of the Triangle Entities.

     (j) Conditions to Purchase of Over-Allotment Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Over-Allotment Securities, the obligations of the several Underwriters to purchase the applicable Over-Allotment Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Time, the Underwriters shall have received:
               (1) Closing Certificates. Certificates, dated such Option Closing Time, to the effect set forth in Section 5(d) hereof, and signed by the Chief Financial Officer or Chief Accounting Officer of the Company and the General Partner, except that the references in such certificate to the Closing Time shall be changed to refer to such Option Closing Time.
               (2) Opinions of Triangle Entities’ Counsel. The favorable opinions of Triangle Entities’ Counsel, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Time, relating to the Over-Allotment Securities to be purchased on such Option Closing Time and otherwise to the same effect as the opinion required by Section 5(b) hereof.
               (3) Opinion of Counsel for the Underwriters. The favorable opinion of Jones Day, counsel for the Underwriters, dated such Option Closing Time, relating to the Over-Allotment Securities to be purchased on such Option Closing Time and otherwise to the same effect as the opinion required by Section 5(c) hereof.
               (4) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriters and dated such Option Closing Time, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Option Closing Time.
     (k) Additional Documents. At the Closing Time and at each Option Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Triangle Entities in connection with the issuance and sale of the Securities as herein contemplated, and in connection with the other transactions contemplated by this Agreement, shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.
     (l) Delivery of Documents. The documents required to be delivered by this Section 5 shall be delivered at the office of Jones Day, 1420 Peachtree Street, N.E., Suite 800, Atlanta, Georgia 30309, on the Closing Time and at each Option Closing Time.
     (m) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Over-Allotment Securities, on an Option Closing Time which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Over-Allotment Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time or such Option Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 12 shall survive any such termination and remain in full force and effect.
     Section 6. Indemnification.
     (a) Indemnification by the Triangle Entities. The Triangle Entities, jointly and severally, shall indemnify and hold harmless each Underwriter, its partners, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, as follows:
               (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any sales material, the Disclosure Package or the Prospectus (or, in each case, any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
               (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental, regulatory or self-regulatory agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and
               (3) against any and all expense whatsoever, as incurred (including the fees and charges of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, or regulatory or self-regulatory authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however , that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or in any Preliminary Prospectus, any sales material, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished to the Company in writing by the Underwriters consists of the information described in Section 6(c) hereof.
     (b) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Triangle Entities also, jointly and severally, shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any sales material, if any are employed.
     (c) Indemnification by the Underwriters. Each Underwriter severally agrees to indemnify and hold harmless each of the Triangle Entities, their respective directors, members and shareholders, each of the Triangle Entities’ officers who signed the Registration Statement, and each person, if any, who controls a Triangle Entity within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any Preliminary Prospectus, any sales material, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Triangle Entities by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or such Preliminary Prospectus, sales material, Disclosure Package or Prospectus (or any amendment or supplement thereto). The Triangle Entities acknowledge that the statements set forth in any Preliminary Prospectus and the Prospectus in (i) the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting,” (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the sentences related to concessions and reallowances and (C) the paragraph related to stabilization, syndicate covering transactions and penalty bids constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Disclosure Package or the Prospectus.
     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Triangle Entities. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) Settlement Without Consent if Failure to Reimburse. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     Section 7. Contribution. (a) If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses (or actions in respect thereof) incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Triangle Entities on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Triangle Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Triangle Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.
     (b) The relative fault of the Triangle Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Triangle Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (c) The Triangle Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses (or actions in respect thereof) incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     (d) Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (f) For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each trustee, director, officer, employee and agent of an Underwriter shall have the same rights to contributions as such Underwriter, and each person who controls the Triangle Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each officer of a Triangle Entity, each trustee, director or member of a Triangle Entity shall have the same rights to contribution as such Triangle Entity. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
     Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and covenants contained in this Agreement or in certificates of officers of the Triangle Entities submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Triangle Entities, and shall survive delivery of the Securities to the Underwriters.
     Section 9. Termination of Agreement. (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Time (and, if any Over-Allotment Securities are to be purchased on an Option Closing Time which occurs after the Closing Time, the Underwriters may terminate their obligations to purchase such Over-Allotment Securities, by notice to the Company, at any time on or prior to such Option Closing Time) (i) if there has been, since the respective dates as of which information is given in the Prospectus or the Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, any calamity or crisis, any acts of terrorism, or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or if trading generally on the American Stock Exchange, the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
     (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7, 8, and 12 hereof shall survive such termination and remain in full force and effect.
     Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or an Option Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the remaining Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:
     (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or
     (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Time which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Over-Allotment Securities to be purchased and sold on such Option Closing Time, shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Time which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Over-Allotment Securities, as the case may be, the Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Morgan Keegan & Company, Incorporated, 50 North Front Street, 19th Floor, Memphis, TN 38103, Attention: Larry Herman, Senior Vice President, with a copy to Jones Day, 1420 Peachtree Street, N.E., Suite 800, Atlanta, Georgia 30309, Attention: Ralph F. MacDonald, III, Esq.; notices to the Triangle Entities shall be directed to them at 3700 Glenwood Avenue Suite 530, Raleigh, NC 27612, Attention: Steven C. Lilly, with a copy to Bass, Berry & Sims PLC, 100 Peabody Place, Suite 900, Memphis, TN 38103, Attention: John A. Good, Esq.
     Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Triangle Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Triangle Entities and their respective successors and the controlling persons and directors, officers, members, shareholders and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, whether as third-party beneficiaries or otherwise. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Triangle Entities and their respective successors, and, solely for purposes of Sections 6 and 7, their respective controlling persons and officers, directors, shareholders and trustees, and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     Section 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 14. Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any United States federal and Tennessee State courts located in Memphis, Tennessee, irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding brought in such a court and waives any other requirements of or objections to personal jurisdiction with respect thereto.
     Section 15. Waiver of Jury Trial. The Triangle Entities and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     Section 16. Effect of Headings. The Section and Schedule headings herein are for convenience only and shall not affect the construction hereof.
     Section 17. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
     “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
     “Applicable Time” means 9:29 a.m. (New York City time) on April 22, 2009 or such other time as agreed by the Company and the Underwriters; provided that if, subsequent to the date of this Agreement, the Company and the Underwriters have determined that the Disclosure Package included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein not misleading, and have agreed, in connection with the public offering of the Securities, to provide an opportunity to purchasers to terminate their old contracts and enter into new contracts, then “Applicable Time” will refer to the information available to purchasers at the time of entry into the first such new contract.
     “Articles of Incorporation” means the Articles of Incorporation of Triangle Capital Corporation dated as of October 10, 2006, as amended on November 29, 2006.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” means the Securities and Exchange Commission.
     “EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System or Interactive Data Electronic Applications system, as the case may be.
     “GAAP” means generally accepted accounting principles.
     “General Partner” means New Triangle GP, LLC, a North Carolina limited liability company and the sole general partner of the Fund.
     “Limited Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement of Triangle Mezzanine Fund LLLP, dated February 21, 2007, as amended to date.
     “Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, net asset value, business affairs or business prospects of the Triangle Entities, considered as a whole, whether or not arising in the ordinary course of business.
     “Nasdaq” means The NASDAQ Stock Market, Inc.
     “Organizational Documents” means (a) in the case of a corporation, its charter and bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, corporation agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

     “Rule 172,” “Rule 497,” “Rule 430A,” “Rule 430C,” “Rule 462(b),” and “Rule 462(d)” refer to such rules under the 1933 Act.
     “Rule 430A Information” means the information included in the Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A.
     “Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the Rule 430A Information.
     “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
     “SBA” means the U.S. Small Business Administration.
     “SBA Regulations” means the Small Business Investment Act of 1958 and the regulations promulgated thereunder.
     All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.
     Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”
     Section 18. Absence of Fiduciary Relationship. Each Triangle Entity acknowledges and agrees that:
     (a) each of the Underwriters is acting solely as an underwriter in connection with the public offering of the Securities and no Underwriter has assumed or will assume a fiduciary, advisory or agency relationship in favor of the Triangle Entities, no fiduciary, advisory or agency relationship has been or will be created between the Underwriters and the Triangle Entities in respect of the offering and any of the transactions contemplated by this Agreement (irrespective of whether or not any of the Underwriters has advised or is currently advising the Triangle Entities on other matters) and none of the Underwriters has any obligation to the Triangle Entities with respect to the offering and the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
     (b) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, and the price to be paid by the Underwriters for the Securities, is an arm’s-length commercial transaction between the Triangle Entities, on the one hand, and the several Underwriters, on the other hand;
     (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
     (d) in connection with the offering and each transaction contemplated by this Agreement and the process leading to such transactions, each Underwriter is and has been acting solely as principal and not as fiduciary, advisor or agent of the Triangle Entities or any of their respective affiliates, stockholders, creditors, employees or any other party;
     (e) none of the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the offering and the transactions contemplated by this Agreement and the Triangle Entities have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

     (f) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Triangle Entities, and that none of the Underwriters has any obligation to disclose such interests and transactions to the Triangle Entities by virtue of any fiduciary, advisory or agency relationship; and
     (g) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf.
     Section 19. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and when taken together shall constitute one and the same instrument.
     Section 20. Complete Agreement. This Agreement (including the Schedules hereto and the Lock-Up Agreements) represents the complete understanding and agreement of the parties and supersedes all prior agreements and understandings (whether written or oral) between the Triangle Entities and the Underwriters with respect to the subject matter hereof.
[Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Fund in accordance with its terms.

Very truly yours,

TRIANGLE CAPITAL CORPORATION

		By	/s/ Garland S. Tucker III

Name: Garland S. Tucker III Title: President, Chief Executive Officer and Chairman of the Board of Directors

TRIANGLE MEZZANINE FUND LLLP

		By:	New Triangle GP, LLC, its General Partner

		By:	Triangle Capital Corporation, its Manager

		By	/s/ Garland S. Tucker III

Name: Garland S. Tucker III Title: President, Chief Executive Officer and Chairman of the Board of Directors

CONFIRMED AND ACCEPTED, as of the date first above written:

MORGAN KEEGAN & COMPANY, INC.

By:	MORGAN KEEGAN & COMPANY, INC.

By	/s/ Susan L. Brown

Authorized Signatory

BB&T CAPITAL MARKETS

By:	BB&T CAPITAL MARKETS, A DIVISION OF SCOTT & STRINGFELLOW, LLC

By	/s/ James A. Tyler, Jr.

Authorized Signatory

RBC CAPITAL MARKETS CORPORATION

By:	RBC CAPITAL MARKETS CORPORATION

By	/s/ Lance Tupper

Authorized Signatory
[signature page to underwriting agreement]

SCHEDULE A

Number of
Name of Underwriter	Initial Securities

Morgan Keegan & Company, Inc.	400,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	400,000
RBC Capital Markets Corporation	400,000

Total	1,200,000
Sch A-1

SCHEDULE B
PRICE-RELATED INFORMATION
TRIANGLE CAPITAL CORPORATION
Public offering price: $10.75 per share
Underwriting discounts and commissions: $0.5375 per share
Proceeds, before expenses to the Company: $10.2125 per share
Shares offered: 1,200,000
Over-allotment option: 180,000
Sch B-1

SCHEDULE C
FORM OF LOCK-UP AGREEMENT
TRIANGLE CAPITAL CORPORATION
Lock-Up Agreement
April ___, 2009
Morgan Keegan & Company, Inc.
BB&T Capital Markets
     A Division of Scott & Stringfellow, LLC
RBC Capital Markets
c/o Morgan Keegan & Company, Inc.
50 North Front Street
Memphis, TN 38103
     Re:      Lock-Up Agreement for shares of Triangle Capital Corporation
Ladies & Gentlemen:
     The undersigned is an owner of record or beneficially of certain shares of common stock (“Common Stock”) of Triangle Capital Corporation, a Maryland corporation (the “Company”) or securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, the “Securities”). The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the representative to the several underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter agreement (this “Agreement”) in carrying out the Offering and in entering into an Underwriting Agreement (the “Underwriting Agreement”) with the Company with respect to the Offering.
     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household and any trustee of any trust that holds Securities for the benefit of the undersigned or such spouse or family member not to), without the prior written consent of Morgan Keegan & Company, Inc. on behalf of the underwriters (which consent may be withheld in its sole discretion), directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Securities (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any economic benefits or risks of ownership of shares of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Common Stock or such other Securities, in cash or otherwise, or (3) publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Lock-up Period”) pursuant to the Underwriting Agreement.
     The foregoing restrictions have been expressly agreed to by the undersigned so as to preclude the undersigned (or such spouse, family member or trustee) from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale
Sch C-1

or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities. In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.
     The foregoing shall not apply to the following: (1) the registration of or sale to the underwriters of Securities pursuant to the Offering and the Underwriting Agreement, (2) the issuance of shares of Common Stock issuable under the Company’s dividend reinvestment plan, (3) Securities withheld by, or transferred to the Company under any Restricted Stock Award Agreement for purposes of covering any tax withholding obligations on behalf of the undersigned, as permitted under the Company’s Amended and Restated 2007 Equity Incentive Plan, (4) bona fide gifts, succession and inheritance by will or intestacy, (5) transfers to trusts for the benefit of the undersigned, any spouse, immediate family member or a charitable, educational or religious institution by the undersigned, or (6) transfers made with the prior written consent of Morgan Keegan & Company, Inc. on behalf of the Underwriters. Provided however, that in the case of a transfer under clause (4) or (5), the transferee(s)/donee(s) shall agree in writing prior to such disposition to be bound by the restrictions set forth herein and to the extent any interest in the Securities is retained by the undersigned (or such spouse or family member), the Securities shall remain subject to the restrictions contained in this Agreement.
     Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-up Period, then the Lock-up Period shall automatically be extended and the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.
     The undersigned also agrees and consents (1) with respect to Securities held of record by the undersigned, to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of such Securities as described herein except in compliance with this Agreement, and (2) with respect to Securities beneficially owned, but not held of record by, the undersigned, to cause the record holder of such Securities to agree and consent to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of such Securities as described herein except in compliance with this Agreement.
     It is understood that, if (1) the Company notifies the undersigned that it does not intend to proceed with the Offering, (2) the registration statement filed with the SEC with respect to the Offering is withdrawn, or (3) for any reason the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned will be released from its obligations under this Agreement.
     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

Yours very truly,

Name: Title: